Exhibit 99.1

KMG Chemicals, Inc.
9555 W. Sam Houston Parkway South
Suite 600
Houston, TX 77099
USA

KMG Reports Second Quarter 2014 Financial Results

HOUSTON, Texas—(BUSINESS WIRE)—March 12, 2014—KMG Chemicals, Inc. (NYSE: KMG), a global provider of specialty chemicals to select markets, today announced financial results for the fiscal 2014 second quarter ended January 31, 2014.

2014 Second Quarter Financial Review

•	Net sales were $84.3 million, an increase of 47.9% from last year’s second quarter. The sales increase reflected the addition of the Ultra Pure Chemicals (UPC) business, acquired in May 2013.

•	Adjusted EBITDA[1] was $6.0 million, compared to $5.6 million last year. Second quarter fiscal 2014 adjusted EBITDA excludes $3.2 million of restructuring charges, while second quarter fiscal 2013 adjusted EBITDA excludes $743,000 in acquisition expenses.

•	Adjusted diluted EPS[2], which excludes restructuring charges, was $0.12, as compared to $0.18 in last year’s second quarter. The decrease in adjusted EPS was primarily due to $1.8 million in depreciation and amortization expense, or approximately $0.10 per diluted share, related to the UPC acquisition.

•	GAAP net loss per share was $(0.24) vs. EPS of $0.14 reported in the same period a year ago. The 2014 loss per share was entirely due to restructuring charges.

Chris Fraser, KMG chairman and chief executive officer, said, “During our second quarter we moved aggressively to integrate the UPC business and capture initial synergies from this key acquisition, which positions KMG as the leading global supplier of high purity process chemicals to the semiconductor industry. The strategic manufacturing realignment of our global Electronic Chemicals business is progressing on schedule, as we continued the closing of our Fremont, California, facility and initiated the consolidation of our manufacturing footprint in Europe. We remain confident these actions will generate significant operating efficiencies as they are completed in 2014 and 2015.

“Our second quarter financial results were in line with our expectations, as we experienced seasonal softness in our Electronic Chemicals and Wood Treating Chemicals businesses. In addition, conditions in the rail tie treating market remained challenging. Although seasonality in our Electronic Chemicals business was a headwind during the quarter, this segment’s performance benefited from volume growth at key customers, ongoing cost controls and the realization of supply chain efficiencies. Overall, second quarter adjusted earnings per share was $0.12, down from $0.18 last year, in part due to increased depreciation and amortization expenses resulting from the UPC acquisition as well as higher audit and tax service fees.”

[1]	Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Phone: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

Second Quarter Results
Dollars in thousands, except EPS	Fiscal 2014		Fiscal 2013
(unaudited)		As		As
	Adjusted	Reported	Adjusted	Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net Sales	$84,253	$84,253	$56,959	$56,959
Operating Income (Loss)	2,588	(1,603)	3,939	3,196
Operating Margin	3.1%	(1.9%)	6.9%	5.6%
Net Income (Loss)	1,396	(2,744)	2,100	1,618
Diluted EPS	$0.12	($0.24)	$0.18	$0.14

Electronic Chemicals Second Quarter Results
Dollars in thousands	Fiscal 2014		Fiscal 2013
		As	As
	Adjusted	Reported	Reported
	(non-GAAP)	(GAAP)	(GAAP)
Net Sales	$61,428	$61,428	$35,647
Operating Income	3,155	2,995	2,429
Operating Margin	5.1%	4.9%	6.8%

For the second fiscal quarter, the Electronic Chemicals segment reported:

•	Sales of $61.4 million, up from $35.6 million in the same period a year ago. The increase in sales reflected the addition of the UPC business. Electronic Chemicals sales represented 73% of consolidated second quarter sales.

•	Adjusted EBITDA[1] of $6.4 million, compared to $3.9 million last year.

•	Depreciation and amortization expense of $3.3 million, compared to $1.5 million last year.

•	Adjusted operating income[2] of $3.2 million, up from $2.4 million in the same period of fiscal 2013. Fiscal 2014 second quarter adjusted operating income excludes $160,000 of integration expenses. Electronic Chemicals segment adjusted operating income also excludes restructuring expenses, which are included under corporate operating income (loss).

•	GAAP operating margin of 4.9% vs. 6.8% in the previous year. Excluding the impact of integration expenses, adjusted operating margin was 5.1%. The difference from the prior year was primarily due to increased depreciation and amortization expenses.

[1]	Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

Wood Treating Chemicals Second Quarter Results
Dollars in thousands	Fiscal 2014	Fiscal 2013
	As	As
	Reported	Reported
	(GAAP)	(GAAP)
Net Sales	$22,795	$21,183
Operating Income	1,111	2,220
Operating Margin	4.9%	10.5%

For the second fiscal quarter, the Wood Treating Chemicals segment reported:

•	Sales of $22.8 million, up 7.6% from $21.2 million in the same period a year ago. The sales increase was due to higher volumes to the rail tie treating market. Wood Treating Chemicals sales represented 27% of consolidated second quarter sales.

•	EBITDA[1] of $1.2 million, down from $2.3 million last year.

•	Operating income of $1.1 million, or 4.9% of sales, compared to $2.2 million, or 10.5% of sales, last year. The decrease in operating income was due to lower creosote sales prices and a less favorable product mix. Operating income was also negatively impacted by barge cleaning costs in our creosote business.

Outlook

For fiscal 2014, the company issued the following forecast:

•	Consistent with prior guidance, consolidated net sales are forecast to exceed $350 million, benefiting from the acquisition of the UPC business.

•	Projected restructuring charges (excluding accelerated depreciation) remain targeted at $4-5 million, partially offset by an estimated $2-3 million of restructuring-related synergies and commercial benefits. In addition, incremental capital expenditures of approximately $2 million are expected to be incurred to accomplish these plans.

•	Depreciation and amortization expense of approximately $15 million. In addition to this amount, the company expects to incur approximately $3 million in non-cash restructuring charges, representing accelerated depreciation expense related to the closure of the Fremont facility and cessation of manufacturing operations in Milan.

[1]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

Conference call

Date: Wednesday, March 12, 2014

Time: 10:00 am ET

Dial in: 877-280-4959 or 857-244-7316

Conference ID: 21431991

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 2:00 p.m. ET on March 12, 2014. To access the call, dial 888-286-8010 or 617-801-6888 using participant passcode 77568317.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. Its current operations are focused on the electronic and industrial wood treatment chemical markets. For more information, visit the Company’s website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(UNAUDITED)

(In thousands, except for per share amounts)

	Three Months Ended
	January 31,
	2014	2013
Net sales	$84,253	$56,959
Cost of sales	59,063	41,238

Gross profit	25,190	15,721

Distribution expenses	12,892	5,922
Selling, general and administrative expenses	9,870	6,603
Restructuring charges[1]	4,031	—

Operating income (loss)	(1,603)	3,196
Other income (expense)
Interest expense, net	(661)	(395)
Other, net	(120)	(76)

Total other expense, net	(781)	(471)

Income (loss) from continuing operations before income taxes	(2,384)	2,725
Provision for income taxes	(360)	(1,070)

Income (loss) from continuing operations	(2,744)	1,655

Discontinued operations
Loss from discontinued operations, before income taxes	—	(52)
Income tax benefit	—	15

Loss from discontinued operations	—	(37)
Net income (loss)	$(2,744)	$1,618

Earnings per share:
Basic
Income (loss) from continuing operations	$(0.24)	$0.14
Loss from discontinued operations	—	—

Net income (loss)	$(0.24)	$0.14

Diluted
Income (loss) from continuing operations	$(0.24)	$0.14
Loss from discontinued operations	—	—

Net income (loss)	$(0.24)	$0.14

Weighted average shares outstanding:
Basic	11,613	11,480
Diluted	11,613	11,578

[1]	Restructuring charges include $771,000 of accelerated depreciation expense related to the closure of the Milan and Fremont facilities.

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	January 31,	July 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$14,960	$13,949
Accounts receivable
Trade, net of allowances of $250 at January 31, 2014 and $224 at July 31, 2013	39,560	41,935
Other	3,366	4,210
Inventories, net	52,120	53,387
Current deferred tax assets	620	1,400
Prepaid expenses and other	2,053	3,955

Total current assets	112,679	118,836

Property, plant and equipment, net	96,390	96,688
Deferred tax assets	984	1,069
Goodwill	11,105	10,929
Intangible assets, net	29,006	29,261
Restricted cash	1,000	1,000
Other assets, net	4,376	4,232

Total assets	$255,540	$262,015

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$30,200	$35,492
Accrued liabilities	15,465	10,351
Current maturities of long-term debt	20,000	—

Total current liabilities	65,665	45,843

Long-term debt, net of current maturities	59,000	85,000
Deferred tax liabilities	9,297	11,462
Other long-term liabilities	2,458	2,470

Total liabilities	136,420	144,775

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 11,614,246 shares issued and outstanding at January 31, 2014 and 11,522,321 shares issued and outstanding at July 31, 2013	116	115
Additional paid-in capital	28,151	26,689
Accumulated other comprehensive loss	—	(2,504)
Retained earnings	90,853	92,940

Total stockholders’ equity	119,120	117,240

Total liabilities and stockholders’ equity	$255,540	$262,015

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Six Months Ended
	January 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$(1,392)	$5,760
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	7,011	3,504
Non-cash restructuring charges	771	—
Amortization of loan costs included in interest expense	30	31
Stock-based compensation expense	1,434	297
Bad debt expense	130	77
Allowance for excess and obsolete inventory	38	(301)
Loss on disposal of property	63	9
Loss on sale of animal health business	—	57
Deferred income tax benefit	940	(5)
Tax benefit from stock-based awards	(328)	(436)
Changes in operating assets and liabilities
Accounts receivable — trade	2,578	4,437
Accounts receivable — other	140	(2,617)
Inventories	1,733	(1,687)
Other current and non-current assets	1,812	791
Accounts payable	(5,817)	(742)
Accrued liabilities and other	2,633	(559)

Net cash provided by operating activities	11,776	8,616

Cash flows from investing activities
Additions to property, plant and equipment	(5,307)	(2,772)
Disposals of property, plant and equipment	17	—

Net cash used in investing activities	(5,290)	(2,772)

Cash flows from financing activities
Net payments under revolving credit agreement	(6,000)	(2,000)
Proceeds from exercise of stock options	—	70
Tax benefit from stock-based awards	328	436
Payment of dividends	(695)	(687)

Net cash used in financing activities	(6,367)	(2,181)

Effect of exchange rate changes of cash	892	191

Net increase (decrease) in cash and cash equivalents	1,011	3,854
Cash and cash equivalents at beginning of period	13,949	1,633

Cash and cash equivalents at end of period	$14,960	$5,487

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding expenses related to the integration and restructuring of the UPC business and CEO transition expenses from current results will allow for more accurate comparisons of our operating performance. KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Second Quarter Fiscal 2014
Dollars in thousands, except EPS		KMG Chemicals, Inc.
				Diluted
	Operating		Net	Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$2,588	3.1%	$1,396	$0.12
Restructuring charges	(4,031)	(4.8%)	(2,624)	($0.23)
Restructuring income tax expense[1]	—	0.0%	(1,412)	($0.12)
Integration expenses	(160)	(0.2%)	(104)	($0.01)

GAAP measure	$(1,603)	(1.9%)	$ (2,744)	($0.24)

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$3,155	5.1%	$1,111	4.9%
Integration expenses	(160)	(0.2%)	—	0.0%

GAAP measure	$2,995	4.9%	$1,111	4.9%

Second Quarter Fiscal 2013
Dollars in thousands, except EPS		KMG Chemicals, Inc.
				Diluted
	Operating		Net	Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$3,939	6.9%	$2,100	$0.18
Acquisition expenses	(743)	(1.3%)	(482)	($0.04)

GAAP measure	$3,196	5.6%	$1,618	$0.14

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$2,429	6.8%	$2,220	10.5%
Acquisition expenses	—	0.0%	—	0.0%

GAAP measure	$2,429	6.8%	$2,220	10.5%

[1]	The amount represents a valuation allowance taken against a portion of the company’s deferred tax assets as a result of the restructuring.

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

Table 2

RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands)

Three Months Ended January 31, 2014	Electronic Chemicals	Wood Treating Chemicals	Corporate	Total
Operating Income (Loss)	$2,995	$1,111	($5,709)	($1,603)
Other (income) expense	(55)	(10)	(55)	(120)
Depreciation and amortization	3,345	98	104	3,547

EBITDA	6,285	1,199	(5,660)	1,824
Non-cash restructuring charges			771	771
Acquisition and integration expenses	160			160
Restructuring charges, excluding accelerated depreciation			3,260	3,260

Adjusted EBITDA	$6,445	$1,199	($1,629)	$6,015

Three Months Ended January 31, 2013	Electronic Chemicals	Wood Treating Chemicals	Corporate	Total
Operating Income (Loss)	$2,429	$2,220	($1,453)	$3,196
Other (income) expense	(35)	(6)	(35)	(76)
Depreciation and amortization	1,539	105	103	1,747

EBITDA	3,933	2,319	(1,385)	4,867
Non-cash restructuring charges				—
Acquisition and integration expenses			743	743
Restructuring charges, excluding accelerated depreciation				—

Adjusted EBITDA	$3,933	$2,319	($642)	$5,610

Six Months Ended January 31, 2014	Electronic Chemicals	Wood Treating Chemicals	Corporate	Total
Operating Income (Loss)	$6,333	$3,616	($8,497)	$1,452
Other (income) expense	(304)	(31)	(100)	(435)
Depreciation and amortization	6,592	196	223	7,011

EBITDA	12,621	3,781	(8,374)	8,028
Non-cash restructuring charges			771	771
Acquisition and integration expenses	660			660
CEO Transition costs			1,280	1,280
Restructuring charges, excluding accelerated depreciation			3,260	3,260

Adjusted EBITDA	$13,281	$3,781	($3,063)	$13,999

Six Months Ended January 31, 2013	Electronic Chemicals	Wood Treating Chemicals	Corporate	Total
Operating Income (Loss)	$7,501	$5,586	($2,787)	$10,300
Other (income) expense	(57)	(11)	(58)	(126)
Depreciation and amortization	3,089	212	203	3,504

EBITDA	10,533	5,787	(2,642)	13,678
Non-cash restructuring charges				—
Acquisition and integration expenses			1,320	1,320
Restructuring charges, excluding accelerated depreciation				—

Adjusted EBITDA	$10,533	$5,787	($1,322)	$14,998

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

Source: KMG Chemicals, Inc.

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

eglover@kmgchemicals.com

Main: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG